UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2012

ASURE SOFTWARE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

110 Wild Basin Road, Suite 100, Austin, Texas 78746
(Address of principal executive offices)

512-437-2700
(Registrant’s telephone number, including area code)

N/A
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On July 27, 2012, our board approved a 2012 cash bonus plan for our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer.  Under the plan, these executive officers may earn a cash bonus for 2012 (payable early in 2013) of between 50% and 125% of a target amount.  The target amounts for the executive officers are between 37.5% and 50.0% of their respective base salaries.  The compensation committee has discretion to determine the executive officers’ satisfaction of the quantitative (70% of the bonus) and subjective (30% of the bonus) metrics for bonus eligibility.  The quantitative metrics include EBITDA (adjusted for matters as the compensation committee determines appropriate), orders booked for our software-as-a-service product offerings and customer retention.  The subjective metrics vary for each officer based on organizational responsibility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: July 27, 2012	By:	/s/ David Scoglio
David Scoglio
Chief Financial Officer